UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2009

TIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 8, 2009, the stockholders elected Joseph Marsh to the Tix Corporation Board of Directors. A copy of the press release announcing the appointment of Mr. Marsh is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events

2008 Stock Incentive Plan

At the Annual Meeting, stockholders also approved the adoption of our 2009 Stock Incentive Plan (the "2009 Plan"), the material terms of which are summarized in our Proxy Statement.

Amendment to 2004 Directors Stock Option Plan

Further at the Annual Meeting, stockholders also approved the amendment of our 2004 Directors Stock Option Plan (“the 2004 Directors Plan).  The amendment increased the number of shares reserved for grant under the 2004 Directors Plan from 100,000 to 1,000,000. The material terms of the 2004 Director Plan are summarized in our Proxy Statement.

The foregoing descriptions of the amendment to the 2004 Directors Plan and the adoption of our 2009 Stock Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the descriptions contained in the Proxy Statement

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release entitled “Joseph Marsh Elected to Tix Corporation Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TIX CORPORATION

Dated: July 13, 2009	By:	/s/ Matthew Natalizio
Matthew Natalizio Chief Financial Officer